Exhibit 99.3

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Michael D. Corbin, Vice President of Finance of Wheeling Island Gaming, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of my knowledge and belief that:

(1) the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2003	/s/ Michael D. Corbin
Michael D. Corbin
Vice President of Finance